UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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CommunitySouth Financial Corporation
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6602 Calhoun Memorial Highway

Easley, South Carolina 29640
(864) 306-2540

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Dear Fellow Shareholder:

We cordially invite you to attend the 2010 Annual Meeting of Shareholders of CommunitySouth Financial Corporation.  At the meeting, we will report on our performance in 2009 and answer your questions.  We look forward to discussing both our 2009 results and our 2010 plans with you.  We hope that you can attend the meeting and look forward to seeing you there.

This letter serves as your official notice that we will hold the meeting on June 8, 2010 at 11:00 a.m. at the Crown Plaza Hotel, 851 Congaree Road, Greenville, South Carolina 29607, for the following purposes:

1.                                       To elect four members to the board of directors;

2.                                       To ratify the appointment of our independent registered public accountants; and

2.                                       To transact any other business that may properly come before the meeting or any adjournment of the meeting.

Shareholders owning our common stock at the close of business on April 20, 2010 are entitled to attend and vote at the meeting.  A complete list of these shareholders will be available at our offices prior to the meeting.

Please use this opportunity to take part in the affairs of your company by voting on the business to come before this meeting.  Even if you plan to attend the meeting, we encourage you to complete and return the enclosed proxy to us as promptly as possible.

By Order of the Board of Directors,

David Larry Brotherton

Chairman of the Board of Directors

April 30, 2010

Easley, South Carolina

COMMUNITYSOUTH FINANCIAL CORPORATION

6602 Calhoun Memorial Highway

Easley, South Carolina 29640

Proxy Statement for the Annual Meeting of

Shareholders to be Held on June 8, 2010

Our board of directors is soliciting proxies for the 2010 Annual Meeting of Shareholders.  This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. We encourage you to read it carefully.

Voting Information

The board set April 20, 2010 as the record date for the meeting.  Shareholders owning our common stock at the close of business on that date are entitled to attend and vote at the meeting, with each share entitled to one vote.  There were 4,698,697 shares of common stock outstanding on the record date.  A majority of the outstanding shares of common stock entitled to vote at the meeting will constitute a quorum.  We will count abstentions and broker non-votes, which are described below, in determining whether a quorum exists.

Many of our shareholders hold their shares through a stockbroker, bank, or other nominee rather than directly in their own name.  If you hold our shares in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these materials are being forwarded to you by your broker or nominee, which is considered the shareholder of record with respect to those shares.  As the beneficial owner, you have the right to direct your broker or nominee how to vote and are also invited to attend the annual meeting.  However, since you are not the shareholder of record, you may not vote these shares in person at the meeting unless you obtain a signed proxy from the shareholder of record giving you the right to vote the shares. Your broker or nominee has enclosed or provided a voting instruction card for you to use to direct your broker or nominee how to vote these shares.

If you hold your shares in street name, it is critical that you cast your vote.  In the past, if you held your shares in street name and you did not indicate how you wanted your shares voted in the election of directors, your bank or broker was allowed to vote those shares on your behalf as they felt appropriate.  However, new regulations now prohibit your broker from voting uninstructed shares on a discretionary basis for all the proposals up for consideration at the annual meeting except for the ratification of our auditors.  Thus, if you hold your shares in street name and you do not instruct your broker how to vote at the meeting, no votes will be cast on your behalf for proposal one.  Further, if you abstain from voting on a particular proposal, the abstention does not count as a vote in favor of or against the proposal.

When you sign the proxy card, you appoint C. Allan Ducker, III and John W. Hobbs as your representatives at the meeting.  Messrs. Ducker and Hobbs will vote your proxy as you have instructed them on the proxy card.  If you submit a proxy but do not specify how you would like it to be voted, Messrs. Ducker and Hobbs will vote your proxy for the election to the board of directors of all nominees listed below under “Election of Directors.”  We are not aware of any other matters to be considered at the meeting.  However, if any other matters come before the meeting, Messrs. Ducker and Hobbs will vote your proxy on such matters in accordance with their judgment.

A majority or more of the outstanding shares of common stock entitled to vote at the meeting will constitute a quorum.  We will include abstentions and broker non-votes in determining whether a quorum exists.  Assuming in each case that a quorum is present:

•                  With respect to Proposal No. 1, the directors will be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.  This means that the individuals who receive the highest number of votes are selected as directors up to the maximum number of directors to be elected at the meeting.

•                  With respect to Proposal No. 2, the proposal will be approved if the number of shares of common stock voted in favor of the matter exceed the number of shares of common stock voted against the matter.  Abstentions, broker non-votes, and the failure to return a signed proxy will have no effect on the outcome of the vote on this matter.

You may revoke your proxy and change your vote at any time before the polls close at the meeting.  You may do this by signing and delivering another proxy with a later date or by voting in person at the meeting.

We are paying for the costs of preparing and mailing the proxy materials and of reimbursing brokers and others for their expenses of forwarding copies of the proxy materials to our shareholders.  Our officers and employees may assist in soliciting proxies but will not receive additional compensation for doing so.  We are distributing this proxy statement on or about April 30, 2010.

Important Notice of Internet Availability.  This proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2009 are available to the public for viewing on the Internet at www.cfpproxy.com/5790.

In addition, the above items and other filings with the Securities and Exchange Commission (the “SEC”) are also available to the public on the SEC’s website on the Internet at www.sec.gov.  Upon written or oral request by any shareholder, we will deliver a copy of our Annual Report on Form 10-K for the year ended December 31, 2009.  In addition, upon written or oral request, we will also promptly deliver a copy of this proxy statement or the enclosed overview to our shareholders at a shared address to which a single copy of the document was delivered.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our board of directors is divided into three classes with staggered terms, so that the terms of only approximately one-third of the board members expire at each annual meeting.  The current terms of the Class III directors will expire at the annual meeting.  The terms of the Class I directors expire at the 2011 annual shareholders meeting and the terms of the Class II directors will expire at the 2012 annual shareholders meeting.  Our current directors and their classes are:

Class I	Class II	Class III

C. Allan Ducker, III	David Larry Brotherton	G. Dial DuBose
David W. Edwards	J. Neal Workman, Jr.	John W. Hobbs*
R. Wesley Hammond		Joanne M. Rogers
W. Michael Riddle		B. Lynn Spencer
Daniel E. Youngblood**

*Mr. Hobbs was not nominated by the board of directors for re-election at the 2010 annual meeting.

**Currently, for a term expiring at the 2010 annual meeting.

Shareholders will elect three nominees, Mr. DuBose, Ms. Rogers, and Mr. Spencer, as Class III directors at the meeting to serve a three-year term, expiring at the 2013 annual shareholders meeting.  Mr. Hobbs, who is currently also serving as a Class III director, was not nominated by the board of directors to stand for re-election at the meeting.  Although Mr. Hobbs was not nominated for re-election as a director of the company, he will continue to serve in his present role as our chief financial officer.  As a result, Mr. Hobbs will cease to be a director after the meeting and the board of directors will be reduced to 10 directors.  In addition, due to the resignations of two of the company’s Class II directors, Mr. Youngblood has been nominated for re-election as a Class II director so that approximately one-third of the board members expire at each annual meeting.  The directors will be elected by a plurality of the votes cast at the meeting.  This means that the four nominees receiving the highest number of votes will be elected.

The board of directors recommends that you elect Mr. DuBose, Ms. Rogers, and Mr. Spencer as Class III directors and Mr. Youngblood as a Class II director.

If you submit a proxy but do not specify how you would like it to be voted, Messrs. Ducker and Hobbs will vote your proxy to elect Mr. DuBose, Ms. Rogers, Mr. Spencer, Mr. Youngblood, and Mr. Hobbs.  If any of these nominees is unable or fails to accept nomination or election (which we do not anticipate), Messrs. Ducker and Hobbs will vote instead for a replacement to be recommended by the board of directors, unless you specifically instruct otherwise in the proxy.

Set forth below is certain information about the nominees.  All nominees are original directors and are also organizers and directors of our subsidiary, CommunitySouth Bank and Trust.

G. Dial DuBose, 50, Class III director, has served as the vice president of operations for Town and Country Realty of Easley, Inc. since 1987, and as president of Nalley Garrett Motels, Inc. since 1987.  Mr. DuBose graduated from Wofford College in 1983 with a B.S. degree in psychology.  Currently, Mr. DuBose serves as vice chairman of the South Carolina Public Service Authority, and Trustee of the Palmetto Economic Development Association.  He is past vice chairman of the Pickens County Council and former chairman of the South Carolina Hospitality Association.  In addition, Mr. DuBose served on the Upstate Alliance board of directors and the Easley and Upstate advisory boards for First Union and Wachovia from 1998 to 2004.  Mr. DuBose’s business experience, including his experience on various boards of directors, and knowledge of the local real estate market makes him a valuable addition to the board of directors of our company.

Joanne M. Rogers, 61, Class III director, has been a partner and the president of Lakeview Partners and Palmetto Storage since June 2003 and is a Director/Partner of Carebridge Adult Daycare, LLC.  Ms. Rogers spent over 30 years as a public school educator and administrator in Spartanburg Districts 1 and 3 and achieved her principal and supervisory certifications.  She was the director for the gifted and talented services in District 3.  Ms. Rogers was also active in the grant programs and became the administrator for the after school program that served five districts across South Carolina.  Ms. Rogers graduated in 1971 from Limestone College with a B.A. degree in elementary education and received her master’s degree in education from the University of South Carolina — Spartanburg/Columbia in 1988.  Ms. Rogers has served on the board of directors of the Adoption Advocacy.  She has also volunteered with Mobile Meals.  Ms. Rogers is a member of Holly Springs Baptist Church.  Ms. Rogers’ leadership experience and personal ties to the bank’s market areas enhance her ability to contribute as a director of our company.

B. Lynn Spencer, 50, Class III director, has been co-owner and Broker-In-Charge with Spencer/Hines Properties, a commercial real estate firm located in Spartanburg, South Carolina, since 1994.  Mr. Spencer is a member of the state and national CCIM Chapter, is a graduate of Leadership Spartanburg, and served as president for the State CCIM Chapter in 2001.  He is currently a member of the South Carolina Economic Developers’ Association. Lynn has served on the Board of Directors for the Piedmont Chapter of the American Red Cross and on the Board of Directors for the YMCA/Spartanburg. He also served on the advisory board for The National Bank of South Carolina from 2001 to 2004.  Mr. Spencer’s business and personal experience and knowledge of the local real estate market enhances his ability to serve as a director of the company.

Daniel E. Youngblood, 54, Class III director nominated to serve going forward as a Class II director, is the owner and president of Youngblood Development Corp., a commercial and residential real estate development company, since 1983.  He is also the managing partner of Mainstream Golf, LLC, a company that operates a golf course.  Mr. Youngblood graduated from Clemson University in 1977 with a B.S. degree in administrative management.  He served as chairman of the board of the Economic Alliance of Pickens County from 1997 to 2005.  He has also served on the regional/local advisory boards for Central Carolina Bank & Trust Company from 1994 to 2004 and Wachovia from 1983 to 1993.  Mr. Youngblood’s institutional knowledge of the company’s business, as well as his own business and personal experience in certain communities that the bank serves provides him with a useful appreciation of markets that we serve.

The board unanimously recommends a vote FOR these nominees.

Set forth below is information about each of our other directors.  All of our directors are original directors and are also organizers and directors of our subsidiary, CommunitySouth Bank and Trust.

David Larry Brotherton, 60, Class II director, is the owner and president of Ortec, Inc., a custom chemical manufacturer, which he founded in 1980.  Dr. Brotherton graduated from Tusculum College in 1970 with a B.S. degree in chemistry and the University of Tennessee in 1974 with a Ph.D. in chemistry.  Dr. Brotherton has been active in both professional and community organizations.  He currently serves as a Trustee and the Chair of the Audit Committee of Tusculum College and on the advisory board of the University of Tennessee College of Arts & Science and Department of Chemistry.  In addition, he is past president of the Pickens County YMCA.  Dr. Brotherton has also been active in Brushy Creek Baptist Church since 1979.  He has served as Deacon, Chair of Deacons, Trustee, Chair of Trustees, Chair of Finance Committee, Sunday School Teacher and Chair of Personnel Committee.  Dr. Brotherton also served as a local advisory board member of American Federal and Central Carolina Bank from 1996 to 2004.  Through his business experience, Dr. Brotherton has an extensive experience in management, finance, budgeting and planning.  During his tenure as chairman of our board, Dr. Brotherton has developed knowledge of the company’s business, history, organization, and executive management which, together with his personal understanding of many of the markets that we serve, has enhanced his ability to lead the board through the current challenging economic climate.

J. Neal Workman, Jr., 63, Class II director, has been the president and owner and now chairman of the board of Trehel Corporation, a general contractor serving the commercial and industrial segment of the entire Upstate, since 1982.  Mr. Workman is the president of Pendleton Properties, a metal buildings company.  He graduated from Wofford College in 1969 with a B.A. degree in economics.  Mr. Workman is active in the Upstate community.  He currently serves as the Area Commissioner for Tri-County Technical College, as the State Chair of Heritage Corridor, and on Clemson University Industry Advisory Board for College of Architecture and Humanities.  Mr. Workman is also a member of the Anderson Chamber of Commerce and a member of the Seneca, Greater Greenville, Spartanburg and Walhalla Chambers of Commerce.  He is past chairman of the Anderson County

Economic Development Partnership and past chair of the Oconee Alliance.  Mr. Workman was also the 1999 Clemson Area Chamber of Commerce Business Person of the Year, recipient of Clemson Rotary Club’s 2005 Community Service award, Oconee County’s South Carolina Ambassador for Economic Development, and inducted in 2006 into Seneca Chamber of Commerce’s Hall of Fame. He also served on the local advisory board of First Citizens Bank in Clemson from 1999 to 2004.  Mr. Workman’s business experience, including his experience on various boards of directors, and personal ties to many of the markets that we serve makes him a valuable addition to our board of directors.

C. Allan Ducker, III, 48, Class I director, is our chief executive officer.  He has over 25 years experience as a banker.  He served as senior vice president and Pickens County executive for Carolina First Bank for six months until he left to form our bank.  Prior to his employment with Carolina First Bank, Mr. Ducker served as executive vice president and South Carolina state president for MountainBank for one year.  Before joining MountainBank, Mr. Ducker served as senior vice president and regional executive for Bank of America for six years.  Mr. Ducker graduated from The Citadel in 1984 with a B.S. degree in business administration.  He has also been active in various civic organizations in the Pickens County area.  Since 1994, Mr. Ducker has served as a director of the Pickens County YMCA and he is a member of the Easley Rotary Club.  He is past treasurer of the Pickens County YMCA, past director of the United Way, and past chairman of Pickens County Friends of Scouting.  Mr. Ducker’s intimate understanding of the company’s business and organization, substantial leadership ability, banking industry expertise, knowledge of financial reporting requirements of public companies, and business and personal ties to the bank’s market areas enhance his ability to contribute as a director of our company.

David W. Edwards, 63, Class I director, is the owner and president of Dave Edwards Toyota, a Toyota dealership that he established 1982.  Mr. Edwards has been involved in the automotive sales business for over 38 years.  He received a B.S. degree in business administration from Mars Hill College in 1968.  Mr. Edwards is Deacon of First Baptist Church in Spartanburg and has served on the board for Mobile Meals and the YMCA.  He also served on the local advisory board of The Palmetto Bank from 1999 to 2002.  Mr. Edwards’ business experience and personal ties to certain of the bank’s communities enhance his ability to contribute as a director.

R. Wesley Hammond, 61, Class I director, sold his family business, HBJ Home Furnishings, in July of 2008 after 101 years in business. He now devotes his time to real estate and other investments. Mr. Hammond graduated from Wofford College in 1973 with a B.S. degree in English.  He is a past president and past chairman of the executive committee of the Southern Home Furnishings Association, and is the past chairman of the association’s Insurance Trust.  Mr. Hammond served on board of First Federal Savings and Loan (later First Spartan Financial Corp.) and was a member of its audit, community reinvestment, and conflict of interest committees.  He also served on the board of the Spartanburg Chamber of Commerce and is a graduate of Leadership Spartanburg. He was on the local advisory board of BB&T for several years.  Mr. Hammond currently serves on the Board of the Leadership Spartanburg Alumni Association, and is the Vice-Chairman of the Converse Heights Neighborhood Association.  Mr. Hammond’s business and personal experience in certain of the communities that the bank serves provides him with a useful appreciation of markets that we serve.

W. Michael Riddle, 68, Class I director, has been an oral and maxillofacial surgeon in Easley, South Carolina since 1984.  Dr. Riddle graduated from Wofford College in 1964 with a B.S. degree in biology, the Medical College of Virginia School of Dentistry in 1968 with a D.D.S., and the Duke University Medical Center with a certificate of completion of residency in oral and maxillofacial surgery in 1984.  He has been active in the community through business, civic, and church activities.  Dr. Riddle was past president of the South Carolina Society of Oral and Maxillofacial Surgeons.  He was also past president and 25 year member of the Easley Rotary Club and was designated a Paul Harris Fellow.  Dr. Riddle is a founding member of St. Matthias Lutheran Church and was the original secretary and treasurer.  He is a past member of the Pickens County Committee for the Blue Ridge Council of the Boy Scouts of America.  Dr. Riddle also served as a local advisory board member for Bank of America (Pickens County) from 1998 to 2001.  Dr. Riddle’s business and personal experience in certain of the communities that the bank serves provides him with a useful appreciation of the markets that we serve.

Family Relationships. There are no family relationships among members of our board of directors.

Additional information is set forth below regarding other officers of our company.

John W. Hobbs, 47, is our chief financial officer.  Mr. Hobbs is a CPA with over 20 years of banking experience. He served as chief financial officer of Carolina National Bank from February 2002 until May 2004 until he left to join our bank.  Prior to joining Carolina National Bank, he served as the chief financial officer of First National Bank of the Carolinas from July 1996 until February 2002.  Mr. Hobbs began his banking career as the controller of Standard Federal Savings Bank.  He graduated from the University of South Carolina in 1984 with a B.S. degree in accounting.

Lary C. Heichel, 46, is our chief risk officer.  Mr. Heichel has more than 20 years of audit experience.  He served as internal audit manager with The South Financial Group from September 1999 until November 2006.  Mr. Heichel earned a B.S. degree in accounting from Bob Jones University and is a member of the Institute of Internal Auditors and the Fiduciary and Investment Risk Management Association.

Julian A. Ratterree, Jr., 46, is our chief credit officer and joined Community South Bank and Trust December 31, 2008 after spending three years as the chief operating officer for an upstate real estate management and development company.  Mr. Ratterree has more than 20 years experience in banking management, lending, and real estate within the Midlands and Upstate SC markets.  From 1996 until 2006, Mr. Ratterree was employed by The South Financial Group where he eventually became a Senior Vice President and Western Upstate region executive for The South Financial Group.  Mr. Ratterree began his banking career in 1988 with Citizens and Southern National Bank in Columbia SC.  He earned a B.S. degree in finance and marketing from the University of South Carolina as well as a graduate degree from the Graduate School of Banking at Louisiana State University. He is a former board member of the South Carolina Bankers School, and is currently on the Credit Committee for the South Carolina Bankers Association as well as a founding board member of the City of Easley Downtown TIF Committee.  In addition to being the co-founder and Vice President of the Easley Touchdown Club, Mr. Ratterree is very active within the upstate sports community as a volunteer youth basketball and baseball coach and official, as well as a volunteer for Easley High School sports.

PROPOSAL NO 2.

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On April 20, 2010, the audit committee of the board of directors appointed Elliott Davis, LLC as our independent registered public accounting firm for the year ending December 31, 2010.  Although we are not required to seek shareholder ratification in the selection of our accountants, we believe obtaining shareholder ratification is desirable.  If the shareholders do not ratify the appointment of Elliott Davis, the audit committee will re-evaluate the engagement of our independent auditors.  Even if the shareholders do ratify the appointment, our audit committee has the discretion to appoint a different independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interest of us and our shareholders.  We expect that a representative of Elliott Davis will attend the meeting and will be available to respond to appropriate questions from shareholders.

The board unanimously recommends that shareholders vote FOR the ratification of the appointment of Elliott Davis, LLC as our independent registered public accounting firm for the year ending December 31, 2010.

If a quorum is exists, the proposal will be approved if the number of shares of common stock voted in favor of the matter exceeds the number of shares of common stock voted against the matter.  Abstentions, broker non-votes, and the failure to return a signed proxy will have no effect on the outcome of the vote on this matter.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

Attendance at Board, Committee and Annual Shareholders’ Meetings

During the year ended December 31, 2009, our board of directors held 13 meetings.  All of the directors attended at least 75% of the aggregate of the board meetings and committee meetings on which such board members served during this period.

We have adopted a policy which requires our directors to attend the annual shareholders meeting absent unusual or extenuating circumstances.  All of our current directors attended the annual meeting last year.

Independence

Our board of directors has determined that Messrs. Brotherton, Edwards, DuBose, Hammond, Riddle, Spencer, Workman and Ms. Rogers are “independent” directors, based upon the independence criteria set forth in the corporate governance listing standards of The NASDAQ Stock Market, the exchange that we selected in order to determine whether its directors and committee members meet the independence criteria of a national securities exchange, as required by Item 407(a) of Regulation S-K.

Board Committees

Our board of directors has appointed a number of committees, including an audit committee, a nominating and corporate governance committee, and a compensation committee.

Audit Committee

Our audit committee is composed of Wesley Hammond, Joanne Rogers, and Dr. Michael Riddle, each of whom is “independent” as contemplated in the listing standards of The NASDAQ Stock Market.  The audit committee, which met six times in 2009, has the responsibility of reviewing the company’s financial statements, evaluating internal accounting controls, and determining that all audits and examinations required by law are performed.  The audit committee recommends to the board the appointment of the independent accountants for the next fiscal year, reviews and approves the auditor’s audit plans, and reviews with the independent accountants the results of the audit and management’s responses.  For additional information regarding the audit committee, see “Audit Committee Matters” included in this proxy statement.

Nominating and Corporate Governance Committee

Our nominating and corporate governance is composed of Neal Workman, Dr. Larry Brotherton, Daniel E. Youngblood, and Wesley Hammond.  Mr. Youngblood is not considered “independent” as contemplated in the listing standards of The NASDAQ Stock Market.  The committee, which met one time in 2009, recommends nominees for election to the board of directors.  The committee acts under a written charter adopted by the board of directors on March 15, 2005.  A copy of the charter is attached to this proxy statement as Appendix A.

For directors previously elected by shareholders to serve on the board and whose terms of service are expiring, the nominating committee considers whether to recommend to the board the nomination of those directors for re-election for another term of service.  The nominating committee also considers whether to recommend to the board the nomination of persons to serve as directors whose nominations have been recommended by shareholders.

Our committee will consider director candidates recommended by shareholders who submit nominations in accordance with our bylaws.  Shareholders must submit the name of the person to the secretary of the company in writing no later than (i) with respect to an election to be held at an annual meeting of shareholders, 90 days in advance of such meeting; and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, no more than seven days after notice of the special meeting is given to shareholders.  Each notice must set forth: (i) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the shareholder is a holder of record of stock of the company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (iv) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC, had the nominee been nominated, or intended to be nominated, by the board; and (v) the consent of each nominee to serve as a director of the company if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

In evaluating such recommendations, the committee uses a variety of criteria to evaluate the qualifications and skills necessary for members of our boards.   While no single factor is determinative, the following factors are considered by the nominating committee in considering any potential nominee:

•                  educational background, work experience, business acumen,

•                  ability to grasp business and financial concepts, knowledge or experience related to banking or financial services,

•                  previous service on boards (particularly of public companies),

•                  willingness and ability to devote time and energy to the duties of a director,

•                  a desire and ability to help enhance shareholder value,

•                  reputation in the community,

•                  character,

•                  whether the nominee has any history of criminal convictions or violation of SEC rules,

•                  actual or potential conflicts of interest, and

•                  any other factor that the nominating committee considers relevant to a person’s potential service on the board of directors.

The board also considers the foregoing criteria in determining whether to nominate any person for election by the shareholders.  In determining whether to nominate any person for election by the shareholders, the board assesses the appropriate size of the board, consistent with the bylaws of the company, and whether any vacancies on the board are expected due to retirement or otherwise.  If vacancies are anticipated, or otherwise arise, the board will consider various potential candidates for director recommended by the nominating committee.  Candidates may come to the attention of the nominating committee or board through a variety of sources including, but not limited to, current members of the board, shareholders, or other persons.  The nominating committee and board consider properly submitted recommendations by shareholders who are not directors, officers, or employees of the company on the same basis as candidates recommended by any other person.  The company does not pay a third party to assist in identifying and evaluating candidates.

The nominating committee has not adopted a formal policy with regard to the consideration of diversity in identifying director nominees.  In determining whether to recommend a director nominee, members of the committee consider and discuss diversity, among other factors, with a view toward the needs of the board of directors as a whole.   The committee members generally conceptualize diversity expansively to include, without limitation, concepts such as race, gender, national origin, differences of viewpoint, professional experience, education, skill, and other qualities or attributes that contribute to board heterogeneity, when identifying and recommending director nominees.  The nominating committee believes that the inclusion of diversity as one of many factors considered in selecting director nominees is consistent with the committee’s goal of creating a board of directors that best serves the needs of the company and the interest of its shareholders.

The nominating committee has performed a review of the experiences, qualifications, attributes, and skills of the board’s current membership, including the director nominees for election to the board of directors and the other members of the board, and believes that the current members of the board, including the director nominees, as a whole possess a variety of complementary skills and characteristics, including the following:

•                  successful business or professional experience;

•                  various areas of expertise or experience, which are desirable to the company’s current business, such as financial, general management practices, planning, legal, marketing, technology, banking, and financial services;

•                  personal characteristics such as character, integrity and accountability, as well as sound business judgment and personal  reputation;

•                  residence in the bank’s service areas;

•                  willingness and ability to commit the necessary time to fully discharge the responsibilities of board membership to the affairs of the company;

•                  leadership and consensus building skills; and

•                  a commitment to the success of the company.

The nominating committee believes that each individual director has qualifications and skills that together as a whole create a strong and well-balanced board.

Compensation Committee

Our compensation committee is composed of Dr. Larry Brotherton, Joanne Rogers, and Daniel E. Youngblood. Each member, except for Mr. Youngblood, is considered “independent” as contemplated in the listing standards of The NASDAQ Stock Market.  The compensation committee does not have a charter.  The committee, which met four times during 2009, reviews executive compensation matters and makes recommendations to our board of directors regarding the amount and form of salaries, benefits, and other compensation for our executive officers.  The compensation committee may form and delegate authority to subcommittees as it deems appropriate, though it has not formed or delegated authority to any such subcommittee to date.  The compensation committee evaluates the performance of and makes compensation recommendations to the board of directors with respect to our chief executive officer and, with input from our chief executive officer, evaluates the performance of and makes recommendations to the board of directors with respect to the compensation of our other executive officers.

Board Leadership Structure and Role in Risk Oversight

We are focused on the company’s corporate governance practices and value independent board oversight as an essential component of strong corporate performance to enhance shareholder value.  Our commitment to independent oversight is demonstrated by the fact that nine of our 11 directors, including our chairman, are independent.  In addition, except for Mr. Youngblood, all of the members of our board’s audit, nominating and corporate governance, and compensation committees are independent.

Our board believes that it is preferable for one of our independent directors to serve as chairman of the board.  The person our board elected as chairman, Dr. Brotherton, has been one of our directors since 2004 and is a long-time resident of our primary market area.  We believe it is the chief executive officer’s responsibility to run the company and the chairman’s responsibility to run the board.  As directors continue to have more oversight responsibility than ever before, we believe it is beneficial to have an independent chairman whose sole job is leading the board.  In making its decision to have an independent chairman, the board considered the time that Mr. Ducker will be required to devote as chief executive officer in the current economic environment.  By having another director serve as chairman of the board, Mr. Ducker will be able to focus his entire energy on running the company.  This will also ensure there is no duplication of effort between the chief executive officer and the chairman.  We believe this structure provides strong leadership for the board, while also positioning the chief executive officer as the leader of the company in the eyes of our customers, employees, and other stakeholders.

Our audit committee is primarily responsible for overseeing the company’s risk management processes on behalf of the full board of directors.  The audit committee focuses on financial reporting risk and oversight of the internal audit process.  It receives reports from management at least quarterly regarding the company’s assessment of risks and the adequacy and effectiveness of internal control systems, as well as operational risk (including compliance and legal risk).  Strategic and reputation risk are also regularly considered by the audit committee.  The audit committee also receives reports from management addressing the most serious risks impacting the day-today operations of the company.  Our chief risk officer directly reports to the audit committee and meets with the audit committee on a quarterly basis to discuss any potential risk or control issues involving management.  The audit committee reports regularly to the full board of directors, which also considers the company’s entire risk profile.  The full board of directors focuses on the most significant risks facing the company and the company’s general risk management strategy, and also ensures that risks undertaken by the company are consistent with the board of directors’ approval for risk.  While the board of directors oversees the company’s risk management, management is responsible for the day-to-day risk management processes.  We believe this division of responsibility is the most effective approach for addressing the risks facing our company and that our board leadership structure supports this approach.

We recognize that different board leadership structures may be appropriate for companies in different situations. We will continue to reexamine our corporate governance policies and leadership structures on an ongoing basis to ensure that they continue to meet the company’s needs.

Code of Ethics

We expect all of our employees to conduct themselves honestly and ethically, particularly in handling actual and apparent conflicts of interest and providing full, accurate, and timely disclosure to the public.

We have adopted a Code of Ethics that is specifically applicable to our senior management and financial officers, including our principal executive officer, our principal financial officer, and our principal accounting officer and controllers.  A copy of this Code of Ethics is available without charge to shareholders upon request to the secretary of the company, at CommunitySouth Financial Corporation, 6602 Calhoun Memorial Highway, Easley, South Carolina 29640.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Summary Compensation Table

The following table shows the compensation we paid for the years ended December 31, 2009 and 2008 to our chief executive officer and all other executive officers who earned over $100,000 for the years ended 2009 and 2008 (collectively, the “named executive officers”).

Name and Principal Position	Year	Salary	Bonus	All Other Compensation*	Total Compensation

Allan Ducker	2009	$195,000	$—	$—	$195,000
Chief Executive Officer	2008	$195,000	$—	$—	$195,000

David Miller**	2009	$190,000	$—	$11,895	$201,895
President	2008	$190,000	$—	$11,701	$201,701

John Hobbs	2009	$148,000	$—	$—	$148,000
Chief Financial Officer	2008	$148,000	$—	$—	$148,000

*  Includes family health insurance coverage, club dues, value attributed to personal use of company auto, company contributions to 401(k), and term life insurance premiums. Such compensation is only listed for named executive officers that exceed $10,000 in perquisites.

** On April 5, 2010, Mr. Miller resigned from his position as president and director of the company and the bank.  The resignation was effective upon receipt by the company. The resignation was not due to disagreements with the company.

Employment Agreements

In December 2008, we entered into an employment agreement with Mr. Ducker, which includes the following principal terms:

•                  Serves as chief executive officer of the company and the bank;

•                  Minimum base salary of $170,000, which may be increased annually by the board of directors;

•                  Term of three years, which is extended automatically at the end of each day so that the remaining term continues to be three years;

•                  Entitled to family medical, dental, vision, life, and disability insurance, and a reasonable car allowance not to exceed $750 per month;

•                  Participates in our retirement, welfare, and other benefit programs;

•                  Receives reimbursement for club dues and travel and business expenses;

•                  Prohibited from disclosing our trade secrets or confidential information;

•                  If we terminate Mr. Ducker’s employment without cause, he will be entitled to severance equal to 24 months of his then base salary and 24 months of coverage of family medical, dental, vision, disability insurance and a reasonable car allowance not to exceed $750 per month;

•                  Following a change in control, Mr. Ducker will be entitled to severance equal to 2.99 times his then base annual salary and 36 months of coverage of family medical, dental, vision, disability insurance and a reasonable car allowance not to exceed $750 per month; and

•                  During his employment and for a period of 24 months thereafter, Mr. Ducker may not, subject to limited exceptions, (a) compete with us by forming, serving as an organizer, director, or officer of, or acquiring or maintaining an ownership interest in, a depository financial institution or holding company of a depository financial institution, if the depository institution or holding company has one or more offices or branches within our territory, (b) solicit our customers for a competing business, or (c) solicit our employees for a competing business.

In December 2008, we entered into an employment agreement with Mr. Hobbs, which includes the following principal terms:

•                  Serves as chief financial officer of the company and the bank;

•                  Minimum base salary of $135,000, which may be increased annually by the board of directors;

•                  Term of two years, which is extended automatically at the end of each day so that the remaining term continues to be two years;

•                  Entitled to family medical, dental, vision, life, and disability insurance;

•                  Participates in our retirement, welfare, and other benefit programs;

•                  Prohibited from disclosing our trade secrets or confidential information;

•                  If we terminate Mr. Hobbs’ employment without cause, he will be entitled to severance equal to 12 months of his then base salary and 12 months of coverage of family medical, dental, vision, and disability insurance;

•                  Following a change in control, Mr. Hobbs will be entitled to severance equal to 24 months of his then base salary and 24 months of coverage of family medical, dental, vision, and disability insurance;  and

•                  During his employment and for a period of 12 months thereafter, Mr. Hobbs may not, subject to limited exceptions, (a) compete with us by forming, serving as an organizer, director, or officer of, or acquiring or maintaining an ownership interest in, a depository financial institution or holding company of a depository financial institution, if the depository institution or holding company has one or more offices or branches within our territory, (b) solicit our customers for a competing business, or (c) solicit our employees for a competing business.

As a result of our previously disclosed regulatory enforcement action dated February 23, 2010, certain payments (including, but not limited to, payments upon termination without cause or upon a change in control) to Messrs. Ducker and Hobbs are prohibited.  These restrictions will remain in effect until we are no longer subject to this regulatory enforcement action.

Outstanding Equity Awards at Fiscal Year End

Name Position		Number of Securities Underlying Unexercised Options/Warrants Exercisable	Number of Securities Underlying Unexercised Options/Warrants Unexercisable	Exercise Price	Expiration Date
Allan Ducker	Options	187,478	0	$6.40	3/15/2015
Chief Executive Officer	Warrants	7,577	0	$6.40	3/15/2015
		195,055

David Miller*	Options	187,478	0	$6.40	3/15/2015
President	Warrants	7,577	0	$6.40	3/15/2015
		195,055

John Hobbs	Options	77,706
Chief Financial Officer		77,706	0	$6.40	3/15/2015

* On April 5, 2010, Mr. Miller resigned from his position as president and director of the company and the bank.  The resignation was effective upon receipt by the Company and was not due to disagreements with the company.

Director Compensation

Our bylaws permit our directors to receive reasonable compensation as determined by a resolution of the board of directors. The following Summary Compensation table shows the compensation we paid for the year ended December 31, 2009. See the Right to Acquire column of the Security Ownership of Certain Beneficial Owners and Management section for each director’s aggregate number of option awards outstanding at fiscal year end.

Name	Year	Fees Earned or Paid in Cash	Total
David Larry Brotherton	2009	$500	$500
G. Dial DuBose	2009	$9,250	$9,250
David W. Edwards	2009	$8,750	$8,750
R. Wesley Hammond	2009	$9,250	$9,250
Arnold J. Ramsey*	2009	$9,250	$9,250
W. Michael Riddle	2009	$9,250	$9,250
Joanne M. Rogers	2009	$9,000	$9,000
B. Lynn Spencer	2009	$9,250	$9,250
J. Neal Workman, Jr.	2009	$9,500	$9,500
Daniel E. Youngblood	2009	$9,250	$9,250

* On February 10, 2010, Mr. Ramsey resigned from his position as president of the company and the bank.  The resignation was effective upon receipt by the Company and was not due to disagreements with the company.

Equity Compensation Plan Information

The following table sets forth the equity compensation plan information at December 31, 2009.  All option and warrant information has been adjusted to reflect all prior stock splits and dividends.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (c) (excluding securities reflected in column(a))

Equity compensation plans approved by security holders	756,033	$6.99	230,693

Equity compensation plans not approved by security holders	171,404	$6.40	0

Total	927,437	$6.88	230,693

(1)

The shares available for issuance is currently set at 21% of our outstanding shares. On January 16, 2006 the company adopted a resolution that terminated the “evergreen” provision of the company’s 2005 Stock Incentive Plan. As a result, the number of shares of common stock issuable under the plan shall not be further increased in connection with any future share issuances by the company.

(2)

Each of our organizers received, for no additional consideration, a warrant to purchase one share of common stock for $10.00 per share for every two shares they purchased in the offering, up to a maximum of 10,000 shares per organizer.  The warrants are represented by separate warrant agreements.  The warrants vested on May 18, 2005, 120 days after the date of the opening of the bank, and they are exercisable in whole or in part during the 10 year period following that date.

AUDIT COMMITTEE MATTERS

Our audit committee is composed of three independent directors and operates under a written charter adopted by the board on January 12, 2005.  A copy of the charter is attached to this proxy statement as Appendix B.  The board of directors has determined that Wesley Hammond, Dr. Michael Riddle, and Joanne Rogers are independent, as contemplated in the listing standards of The NASDAQ Stock Market.  None of the current members of the audit committee nor any other member of our board qualifies as an “audit committee financial expert” as defined under the rules of the SEC.  As a relatively small public company, it is difficult to identify potential qualified candidates that are willing to serve on our board and otherwise meet our requirements for service.  At the present, we do not know if or when we will appoint a new board member that qualifies as an audit committee financial expert.  Although none of audit committee members qualify as “financial experts” as defined in the SEC rules, each of our members has made valuable contributions to the company and its shareholders as members of the audit committee.  The board has determined that each member is fully qualified to monitor the performance of management, the public disclosures by the company of its financial condition and performance, our internal accounting operations, and our independent auditors.

Report of the Audit Committee of the Board

The report of the audit committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the company specifically incorporates the information contained in the report by reference, and shall not be deemed filed under such Acts.

The audit committee has reviewed and discussed with management the audited financial statements.  The audit committee has discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61.  The audit committee has received from the independent auditors the written disclosures and the letter required by Independence Standards Board Standard No. 1 (“Independence Discussions with Audit Committees”) and has discussed with the independent auditors the independent auditor’s independence from the company and its management.  In reliance on the reviews and discussions referred to above, the audit committee recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 for filing with the SEC.

The report of the audit committee is included herein at the direction of its members, Wesley Hammond, Dr. Michael Riddle, and Joanne Rogers.

Auditing and Related Fees

Independent Auditors

Elliott Davis, LLC was our auditor during the fiscal year ended December 31, 2009.  We have selected Elliott Davis, LLC to serve as our independent accountants for the year ending December 31, 2010.  We expect that a representative from this firm will be present and available to answer appropriate questions at the annual meeting and will have an opportunity to make a statement if he or she desires to do so.

Audit Fees

The following table shows the fees that the Company paid or accrued for the audit and other services provided by Elliott Davis, LLC for the fiscal years ended December 31, 2009 and 2008.

	Year Ended December 31, 2009	Year Ended December 31, 2008
Audit Fees	$127,040	$54,900
Audit-Related Fees	89,300	8,500
Tax Fees	12,580	14,450
Total	$228,920	$77,850

Audit Fees.  This category includes the aggregate fees billed for professional services rendered by Elliott Davis, LLC for the audit of our annual consolidated financial statements and the limited reviews of our quarterly condensed consolidated financial statements for the years ended December 31, 2009 and 2008.

Audit-Related Fees.  This category includes the aggregate fees billed for non-audit services, exclusive of the fees disclosed relating to audit fees, rendered by Elliott Davis, LLC during the fiscal years ended December 31, 2009 and 2008.  2009 audit-related fees consisted primarily of services rendered in connection with the registration statement.  2008 audit-related fees consisted primarily of presentations to the board of directors, audit committee and/or employees related to stock splits, stock options, etc.

Tax Fees.  This category includes the aggregate fees billed for tax services rendered by Elliott Davis, LLC during the fiscal years ended December 31, 2009 and 2008.  These services include preparation of state and federal tax returns, as well as amounts related to South Carolina Jobs Tax Credits.

Oversight of Accountants; Approval of Accounting Fees

Under the provisions of its charter, the audit committee is responsible for the appointment, compensation, retention and oversight of the work of the independent accountants.  These services may include audit services, audit-related services, tax services and other services.  The audit committee approves the fees for each specific category of service.  The policy specifically prohibits certain non-audit services that are prohibited by securities laws from being provided by an independent accountant.

All of the principal accounting services and fees reflected in the table above were reviewed and approved by the audit committee.  The accountants represented to the audit committee that the services were performed with 50% or more of individuals who were employees of the independent accounting firm.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

General

The following table shows how much common stock is owned by our directors, named executive officers, directors and executive officers as a group, and owners of more than 5% of the outstanding common stock, as of April 15, 2010.  Unless otherwise indicated, the mailing address for each beneficial owner is in care of CommunitySouth Financial Corporation, 6602 Calhoun Memorial Highway, Easley, South Carolina 29640.

Name	Number of Shares Owned (1)	Right to Acquire (2)	% of Beneficial Ownership (3)
David Larry Brotherton	89,718	26,562	2.46%
G. Dial DuBose	39,136	25,390	1.37%
C. Allan Ducker, III	17,656	195,055	4.35%
David W. Edwards	77,531	39,062	2.46%
R. Wesley Hammond	35,216	19,531	1.16%
David A. Miller (4)	13,656	195,055	4.26%
John W. Hobbs	7,810	77,706	1.79%
W. Michael Riddle	55,296	27,343	1.75%
Joanne M. Rogers	75,781	39,062	2.42%
B. Lynn Spencer	78,656	39,062	2.48%
J. Neal Workman, Jr.	76,896	39,062	2.45%
Daniel E. Youngblood	78,031	39,062	2.47%
All executive officers and directors as a group (13 persons)	645,383	761,952	25.77%

(1)                                  Includes shares for which the named person has sole voting and investment power, has shared voting and investment power, or holds in an IRA or other retirement plan program, unless otherwise indicated in these footnotes.

(2)                                  Includes shares that may be acquired within the next 60 days of March 31, 2010 by exercising vested stock options or warrants but does not include any unvested stock options or warrants.

(3)                                  For each individual, this percentage is determined by assuming the named person exercises all options and warrants which he or she has the right to acquire within 60 days, but that no other persons exercise any options or warrants.  For the directors and executive officers as a group, this percentage is determined by assuming that each director and executive officer exercises all options or warrants which he or she has the right to acquire within 60 days, but that no other persons exercise any options.  The calculations are based on 4,698,697 shares of common stock outstanding on March 31, 2010.

(4)                                  On April 5, 2010, Mr. Miller resigned from his position as president and director of the company and the bank.  The resignation was effective upon receipt by the company and was not due to disagreements with the company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We enter into banking and other transactions in the ordinary course of business with our directors and officers and their affiliates.  It is our policy that these transactions be on substantially the same terms (including price, or interest rates and collateral) as those prevailing at the time for comparable transactions with unrelated parties.  We do not expect these transactions to involve more than the normal risk of collectability nor present other unfavorable features to us.  Loans to individual directors and officers must also comply with our bank’s lending policies and statutory lending limits, and directors with a personal interest in any loan application are excluded from the consideration of the loan application.  We intend for all of our transactions with our affiliates to be on terms no less favorable to us than could be obtained from an unaffiliated third party and to be approved by a majority of disinterested directors.

We purchased the site for the permanent branch office in Easley on March 16, 2005 from one of our directors, Daniel E. Youngblood.  The purchase price for the property was $775,000.  We received two MAI appraisals that valued the property at the purchase price. In 2007, the Spartanburg branch location was leased for $6,500 per month from Rogers and Ramsey LLC, a company in which one current director, Joanne Rogers, and one former director, Arnold Ramsey, has a partnership interest. The Mauldin location leasehold improvements and the main office headquarters were constructed by Trehel Construction, a company owned by one of our directors, Neil Workman Jr.  In 2007 and 2008, the loan operations center in Easley was leased for $3,000 per month from a partnership in which a company director, Daniel Youngblood, has a partnership interest. We believe that all lease rates and construction costs are comparable to transactions with unrelated persons based on internal information available to the bank on comparable leases and construction costs at the time.  Each of these transactions with our affiliates was on terms no less favorable to us than could be obtained from an unaffiliated third party, and each transaction was approved by a majority of our disinterested directors.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

As required by Section 16(a) of the Securities Exchange Act of 1934, the company’s directors, its executive officers, and certain individuals are required to report periodically their ownership of the Company’s common stock and any changes in ownership to the SEC.  Based on review of Forms 3, 4, and 5 and any representations made to the company, the company believes that all such reports for these persons were filed in a timely fashion during 2009.

SHAREHOLDER PROPOSALS FOR THE 2011 ANNUAL MEETING OF SHAREHOLDERS

If shareholders wish a proposal to be included in our proxy statement and form of proxy relating to our 2011 annual meeting, they must deliver a written copy of their proposal to our principal executive offices no later than December 17, 2010.  To ensure prompt receipt by the company, the proposal should be sent certified mail, return receipt requested.  Proposals must comply with our bylaws relating to shareholder proposals in order to be included in our proxy materials.

Any shareholder proposal to be made at an annual meeting, but which is not requested to be included in our proxy materials, must comply with our bylaws.  It is our policy that any shareholder proposal to be made at an annual meeting, but which is not requested to be included in our proxy materials, must be delivered to the secretary of the company between 30 and 60 days prior to the annual meeting; provided, however, that if less than 31 days’ notice of the meeting is given to shareholders, the notice must be delivered within 10 days following the day on which notice of the meeting was mailed to shareholders.

OTHER MATTERS

The board is not aware of any business to come before the annual meeting other than the matters described above in this proxy statement. However, if any other matters should properly come before the meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.  The cost of solicitation of proxies will be borne by the company.  In addition to solicitations by mail, directors, officers, and regular employees of the company may solicit proxies personally or by telegraph or telephone without additional compensation.

The board has implemented a process for shareholders of the company to send communications to the board.  Any shareholder desiring to communicate with the board, or with specific individual directors, may so do by writing to the secretary of the company, at CommunitySouth Financial Corporation, 6602 Calhoun Memorial Highway, Easley, South Carolina 29640.  The secretary has been instructed by the board to promptly forward all such communications to the addressees indicated thereon.

April 30, 2010

Easley, South Carolina

Appendix A

Nominating and Corporate Governance Committee Charter

CommunitySouth Financial Corporation

NOMINATING AND CORPORATE GOVERNANCE CHARTER

Purpose

The Nominating and Corporate Governance Committee (the “Nominating Committee”) is appointed by the Board of Directors of CommunitySouth Financial Corporation (the “Company”) to assist the Board in fulfilling its oversight responsibilities.  The Nominating Committee also functions as the governance committee of the board of directors of the Company’s subsidiary, CommunitySouth Bank and Trust (the “Bank”).  References to the Company in this charter also include the Bank and all other direct and indirect subsidiaries of the Company, and references to the Board include the Board of Directors of the Company, of the Bank, and of each other subsidiary.  The Nominating Committee’s primary purposes are: (1) to identify, screen, recruit, and nominate director candidates to the Board; (2) develop, recommend, and oversee corporate governance policies of the Company; (3) establish and administer processes to evaluate the effectiveness of the Board, committees, and management; and (4) provide annual recommendations to the board of directors regarding director committee assignments.

The Nominating Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities.  The Nominating Committee has the ability to retain, at the Company’s expense, such special legal, accounting, and other consultants and experts as it deems necessary in the performance of its duties.  In addition, the Nominating Committee shall have the sole authority to retain and terminate any search firm to be used to identify director candidates, including the sole authority to approve the search firm’s fees and other retention terms.

Committee Composition, Meetings, and Procedures

The Nominating Committee shall consist of three or more directors, as determined by the Board, none of whom shall be executive officers or employees of the Company, and all of whom shall satisfy the independence requirements of the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, and any stock exchange listing requirements applicable to the Company.  The Nominating Committee’s members and chair shall be appointed by the Board on the recommendation of the Nominating Committee.  If the chair is not present or designated, the members of the Nominating Committee may designate a chair by majority vote.  Members of the Nominating Committee shall serve at the pleasure of the Board and may be removed in the discretion of the Board.

The Nominating Committee shall meet at least annually, or more frequently as circumstances dictate.  The Nominating Committee shall conduct its meetings in accordance with the Company’s bylaws.  Except as limited by law, the Nominating Committee may form subcommittees for any purpose the Nominating Committee deems appropriate and may delegate to such subcommittees such power and authority as it deems appropriate.

Committee Powers, Authority, Duties, and Responsibilities

1.                                       The Nominating Committee shall recommend to the Board criteria for the selection of new directors, evaluate the qualifications and independence of potential candidates for director, including any nominees submitted by shareholders under and in accordance with the provisions of the Company’s Articles of Incorporation and Bylaws, and recommend to the Board a slate of nominees for election by shareholder any person to be considered to fill a Board vacancy or a newly created directorship resulting from any increase in the authorized number of directors.

2.                                       When considering a person to be recommended for nomination as a director of the Company, the Nominating Committee shall consider the skills and background needed by the Company and possessed by the person, diversity of the Board, and the ability of the person to devote the necessary time to service as a director.  The Nominating Committee shall also develop a list of criteria to be considered in evaluating director candidates.

3.                                       The Nominating Committee shall recommend to the Board standards for determining director independence consistent with applicable legal or regulatory corporate governance requirements and review and assess those standards on a periodic basis.  The Nominating Committee shall review the qualifications and independence of the members of the Board and its various committees on a regular periodic basis and make any recommendations it may deem appropriate concerning changes in the composition of the Board and its committees.

4.                                       The Nominating Committee shall identify potential candidates for nomination as directors on an on-going basis, in such manner as the Nominating Committee deems appropriate.

5.                                       The Nominating Committee shall oversee the orientation and continuing education of directors.

6.                                       The Nominating Committee shall annually recommend to the Board director nominees for each Board committee.  Recommendations should consider the qualifications of membership on each committee, the desirability of rotation among directors, and any limitation of the number of consecutive years a director should serve on a committee.  The Nominating Committee shall also advise the Board on removal of any Board committee members.

7.                                       The Nominating Committee shall receive comments from all directors and report annually to the Board on an assessment of the Board’s performance, to be discussed with the Board following the end of each fiscal year.  The Nominating Committee shall also establish and oversee an annual evaluation performance of management and oversee the annual self-assessment of the Board.  The annual performance review for executive management will be conducted by the Compensation Committee and reviewed by the Nominating Committee.

8.                                       The Nominating Committee shall review and reassess at least annually the adequacy of the corporate governance principles of the Company and recommend any proposed changes to the Board for approval, including any changes in director fees and qualifications.  Director compensation will be determined by the Compensation Committee and reviewed by the Nominating Committee.

9.                                       The Nominating Committee shall review and assess at least annually the Company’s compliance with the corporate governance guidelines and the requirements established under the Sarbanes-Oxley Act and by applicable laws and regulations.

10.                                 The Nominating Committee shall make reports to the Board at its next regularly scheduled meeting following the meeting of the Nominating Committee accompanied by any recommendation to the Board.

11.                                 The Nominating Committee shall review and reassess the adequacy of this charter annually and recommend any proposed changes to the Board for approval.

12.                                 The Nominating Committee shall annually review its own performance and present to the Board an annual performance evaluation of the Nominating Committee.

13.                                 The Nominating Committee shall have such other authority and responsibilities as may be assigned to it from time to time by the Board.

Appendix B

Audit Committee Charter

CommunitySouth Financial Corporation

Audit Committee Charter

The Board of Directors of the Company has delegated to the Audit Committee the Board’s responsibility for monitoring the audit function of the Company, which includes the selection of independent auditors, determination of the independence of the independent auditors, and internal auditing and internal accounting controls.

Members of the Audit Committee shall discharge their committee duties using their business judgment in accordance with standards prescribed for directors by applicable state corporate law and rules adopted from time to time by the Securities and Exchange Commission.

Membership of the Audit Committee

The Audit Committee is made up of three or more members of the Board of Directors who meet applicable independence standards and have the ability to read and understand basic financial statements.

Members of the Audit Committee are encouraged to make use of training opportunities and consultants to enhance their ability to perform their committee responsibilities.

Scope of Responsibilities

1.               Recommend to the Board of Directors the selection of the Company’s independent accountants, who shall be accountable to the Board of Directors and the Audit Committee, and, when appropriate, their dismissal.

2.               Review with the independent accountants their independence under applicable standards of independence and report the results of the review to the Board of Directors.

3.               On an annual basis, in conjunction with commencement of the annual audit, review the independent auditors’ audit plan and consider its scope, staffing, reliance upon management and internal audit functions, general audit approach, and the methods, practices, and policies governing the audit work.

4.               Review the budget, audit plans, changes in audit plans, activities, organizational structure, and qualifications of the internal audit department, as needed.

5.               Approve all fees and other compensation (subject to de minimis exceptions as defined by law for non-audit services) to be paid to the independent auditors.

6.               Pre-approve all audit and non-audit services (subject to de minimis exceptions as defined by law for non-audit services) provided by the independent auditors in accordance with applicable regulations.  The Audit Committee may delegate its authority to pre-approve nonaudit services to one or more designated Audit Committee members.  The decisions of the designated member(s) shall be presented to, and ratified by, the full Audit Committee at the next subsequent meeting.

7.               In consultation with management, the independent auditors, and the internal auditors, review management’s periodic evaluations of the Company’s financial reporting processes and controls, including disclosure controls and procedures and internal controls, and all reports or attestations of the independent auditors on the Company’s internal controls.  Review significant financial risk exposures identified in such reports and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors and the internal audit department together with management’s responses.

8.               Meet with the independent accountants to review: (a) any problems encountered in the audit including any restrictions imposed by management; and (b) the adequacy and effectiveness of administrative, operating and accounting policies of the Company.  Establish a communications channel for the independent accountants to be able to contact the Audit Committee directly without going through management.

9.               Meet with the internal auditors to review: (a) any problems encountered in internal audits including any restrictions imposed by management; and (b) the adequacy and effectiveness of administrative, operating, and accounting policies of the Company.  Establish a communications channel for the internal auditors to be able to contact the Audit Committee directly without going through management.

10.        Review and approve all significant proposed accounting changes.

11.        Review and discuss with management and the independent auditors the Company’s annual audited financial statements prior to the filing of its Form 10-K, including disclosures made in the “Management’s Discussion and Analysis or Plan of Operation.”  Report to the Board of Directors the Audit Committee’s recommendation of whether to include the audited financial statements in the Company’s Annual Report on Form 10-K.

12.        Review and discuss with management and the independent auditor the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including disclosures made in the “Management’s Discussion and Analysis or Plan of Operation.”

13.        Investigate any matter which the Audit Committee deems to be in the interest of the Company and report its findings to the Board of Directors.

14.        Review and approve any Audit Committee report to be included in the Company’s proxy statement.

15.        Discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies.  Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

16.        Discuss with management and the independent auditor the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements.

17.        Prior to releasing the annual audit report, discuss with the independent auditor the matters required to be discussed by Statement and Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

18.        Review with the Chief Executive Officer, President, Chief Financial Officer, financial and other relevant management, and the independent auditors the Company’s annual and quarterly certifications as required by applicable regulations.  Discuss (1) any significant deficiencies identified to the Audit Committee in the design or operation of financial accounting, reporting, disclosure controls and procedures, and internal controls, (2) the process used by the officers to certify the annual and quarterly reports, (3) any material issues or risk exposures identified during the certification process, and (4) the steps management has taken to monitor, control, and report such exposures and control deficiencies.

19.        Receive and review with the independent auditors quarterly reports, and other reports if requested by the Audit Committee from time to time, prepared by the independent auditors concerning (i) the critical accounting policies and practices of the Company and (ii) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management and the ramifications and preferred treatment of such information.  Direct the independent auditors to provide to the Audit Committee, at the time they are sent to management, all material written communications between the independent auditors and management.

20.         At least annually, obtain and review a report by the independent auditors describing (1) the independent auditors’ internal quality-control procedures, (2) any material issues raised by the most recent internal quality-control review or peer review of the independent auditors or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues, and (3) all relationships between the independent auditors and the Company, so that the Audit Committee can assess the auditors’ independence.

21.        Ensure the rotation of the audit partners as required by law.  At least annually, review and discuss with the independent auditors all relationships they have with the Company, including the provision of non-audit services, and the necessity for rotation of independent auditor personnel.

22.        Establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters.  Establish procedures for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

23.        Establish policies concerning the employment of employees and former employees of the independent auditors, including policies addressing legal requirements.

24.        Review related party transactions on a quarterly basis, and approve only those which do not create or intensify existing conflicts.

Audit Committee Activities

1.               The Audit Committee shall meet upon the call of its chairman and at such other times as it shall determine.

2.               Meetings of the Audit Committee shall be open only to members of the Audit Committee and those invited to be present by the Audit Committee.

3.               The Audit Committee is authorized to employ and consult with accountants, attorneys, and other professionals to assist it.

4.               The Audit Committee may meet together with the audit committees of the Company’s subsidiaries but no person who is not a member of the Company’s audit committee shall be entitled to vote on any matter considered by the Audit Committee.

5.               The Audit Committee shall have unlimited access to all employees, books, and records of the Company.

6.               The Audit Committee shall report its activities and recommendations to the Board of Directors at any regular or special meeting of the Board of Directors.

7.               The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.  The Audit Committee shall annually review the Audit Committee’s own performance.

8.               Discuss with the Company’s general counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

Amendment or Repeal of Charter

The Board of Directors may amend or repeal this Charter and the duties of the Audit Committee at any time.

Limitation of the Audit Committee’s Role

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations.  These are the responsibilities of management and the independent auditor.

PROXY SOLICITED FOR ANNUAL MEETING

OF SHAREHOLDERS OF

COMMUNITYSOUTH FINANCIAL CORPORATION

To be held on June 8, 2010

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby constitutes and appoints C. Allan Ducker, III and John W. Hobbs, and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to represent and vote, as indicated below, all of the shares of common stock of CommunitySouth Financial Corporation. that the undersigned would be entitled to vote at the Annual Meeting of Shareholders to be held at the Crown Plaza Hotel, 851 Congaree Road, Greenville, South Carolina 29601, on June 8, 2010 at 11 a.m. local time, and at any adjournment, upon the matters described in the accompanying Notice of Annual Meeting of Shareholders, receipt of which is acknowledged.  These proxies are directed to vote on the matters described in the Notice of Annual Meeting of Shareholders and Proxy Statement as follows:

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder.  If no direction is made, this proxy will be voted “for” Proposal No. 1 and “for” Proposal No. 2.  In their discretion, the named proxies are authorized to vote upon such other matters as may properly come before the annual meeting, or any adjournment thereof.

1.                                       PROPOSAL to elect the three identified Class III directors and one Class II director.

Class III Directors	Class II Director
G. Dial DuBose	Daniel E. Youngblood
Joanne M. Rogers
B. Lynn Spencer

☐	FOR all nominees	☐	WITHHOLD AUTHORITY
	listed (except as marked to		to vote for all nominees
the contrary)

(INSTRUCTION:  To withhold authority to vote for any individual nominee(s), write that nominees name(s) in the space provided below).

2.             PROPOSAL to ratify the appointment of Elliott Davis, LLC as our independent registered public accounting firm for the year ending December 31, 2010.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Dated:	, 2010	Dated:	, 2010

Signature of Shareholder(s)	Signature of Shareholder(s)

Please sign exactly as name or names appear on your stock certificate.  Where more than one owner is shown on your stock certificate, each owner should sign.  Persons signing in a fiduciary or representative capacity shall give full title.  If a corporation, please sign in full corporate name by authorized officer.  If a partnership, please sign in partnership name by authorized person.